                                  EXHIBIT 99.1

The name, business address, present principal occupation or employment and the name, principal business address of any corporation or other organization in which such employment is conducted, of each of (i) the members of the board of directors and executive officers of Cinergy Ventures II, LLC, (ii) the members of the board of directors and executive officers of Cinergy Technologies, Inc., and (iii) the members of the board of directors and executive officers of Cinergy Corp. are set forth below. Unless otherwise indicated, the business address of each of the directors or executive officers is that of Cinergy Corp. at 139 E. Fourth Street, Cincinnati, OH 45202. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to the individual's occupation at Cinergy Corp.


(i) Cinergy Ventures II, LLC

                           Capacity in Which Serves
Name                       at Ventures                                 Principal Occupation
R. Foster Duncan           President                                   Executive Vice President
                                                                       Chief Financial Officer

Marc E. Manly              Executive Vice President                    Executive Vice President
                           Chief Legal Officer                         Chief Legal Officer
                                                                       Assistant Secretary

Theodore R. Murphy II      Senior Vice President                       Senior Vice President
                           Chief Risk Officer                          Chief Risk Officer

Frederick J. Newton III    Executive Vice President                    Executive Vice President
                           Chief Administrative                        Chief Administrative
                           Officer                                     Officer

(ii)  Cinergy Technologies, Inc.

                           Capacity in Which Serves
Name                       at Technologies                             Principal Occupation
William J. Grealis         Director                                    Executive Vice President

James E. Rogers            Director                                    President
                                                                       Chief Executive Officer
                                                                       Chairman of the Board

R. Foster Duncan           Director                                    Executive Vice President
                           President                                   Chief Financial Officer

Marc E. Manly              Executive Vice President                    Executive Vice President
                           Chief Legal Officer                         Chief Legal Officer
                                                                       Assistant Secretary

Theodore R. Murphy II      Senior Vice President                       Senior Vice President
                           Chief Risk Officer                          Chief Risk Officer

Frederick J. Newton III    Executive Vice President                    Executive Vice President
                           Chief Administrative                        Chief Administrative
                           Officer                                     Officer

(iii) Cinergy Corp.

                           Capacity
                           in Which                          Business
Name                       Serves at Cinergy                 Address                            Principal Occupation
James E. Rogers            Director                          Cinergy Corp.                      President
                                                             139 E. Fourth Street               Chief Executive
                                                             Cincinnati, OH                     Officer, Chairman
                                                                                                of the Board of
                                                                                                Cinergy Corp.

Michael G. Browning        Director                          Browning Investments,              Chairman and
                                                             Inc.                               President of
                                                             251 N. Illinois                    Browning
                                                             Indianapolis, IN                   Investments, Inc.

Phillip R. Cox             Director                          Cox Financial Corp.                President and Chief
                                                             105 E. 4th Street                  Executive Officer of
                                                             Cincinnati, OH                     Cox Financial Corporation

George C. Juilfs           Director                          SENCORP                            Chairman and Chief
                                                             1 Riverfront Pl.                   Executive Officer of
                                                             #1000                              SENCORP
                                                             Newport, KY

Thomas E. Petry            Director                          The Union Central Life             Director of The
                                                             Insurance Company                  Union Central Life
                                                                                                Insurance Company
                                                                                                and U.S. Bancorp

Mary L. Schapiro           Director                          NASD Regulation, Inc.              Vice Chairman of
                                                             1735 K. Street, N.W.               NASD and President
                                                             Washington, D.C.                   of Regulatory Policy
                                                                                                and Oversight

John J. Schiff, Jr.        Director                          Cincinnati Financial               Chairman, President
                                                             Corporation                        Chief Executive
                                                             6200 South Gilmore Rd.             Officer of
                                                             Fairfield, OH                      Cincinnati Financial
                                                                                                Corporation and the
                                                                                                Cincinnati Insurance
                                                                                                Company

Philip R. Sharp            Director                          John F. Kennedy                    Senior Research
                                                             School of Government               Fellow at Harvard
                                                             Harvard University                 University's John
                                                             Cambridge, MA                      F. Kennedy School
                                                                                                of Government

Dudley S. Taft             Director                          Taft Broadcasting                  President
                                                             Company                            Chief Executive
                                                             312 Walnut Street                  Officer of Taft
                                                             Cincinnati, OH                     Broadcasting Company


Michael J. Cyrus           Executive Vice                                                       Executive Vice
                           President                                                            Cincinnati, OH 45202
                           Chief Executive Officer,
                           Commercial Business
                           Unit

R. Foster Duncan           Executive Vice                                                       139 E. Fourth Street
                           President                                                            Cincinnati, OH 45202
                           Chief Financial Officer

Douglas F. Esamann         President, PSI                                                       139 E. Fourth Street
                           Energy, Inc.                                                         Cincinnati, OH 45202

Gregory C. Ficke           President, The                                                       139 E. Fourth Street
                           Cincinnati Gas &                                                     Cincinnati, OH 45202
                           Electric Company

Lynn J. Good               Vice President and                                                   139 E. Fourth Street
                           Controller                                                           Cincinnati, OH 45202

William J. Grealis         Executive Vice                                                       139 E. Fourth Street
                           President                                                            Cincinnati, OH 45202

Marc E. Manly              Executive Vice                                                       139 E. Fourth Street
                           President                                                            Cincinnati, OH 45202
                           Chief Legal Officer
                           Assistant Secretary

Theodore R. Murphy II      Senior Vice                                                          139 E. Fourth Street
                           President                                                            Cincinnati, OH 45202
                           Chief Risk Officer

Frederick J. Newton III    Executive Vice                                                       139 E. Fourth Street
                           President                                                            Cincinnati, OH 45202
                           Chief Administrative
                           Officer

James L. Turner            Executive Vice                                                       139 E. Fourth Street
                           President                                                            Cincinnati, OH 45202
                           Chief Executive Officer,
                           Regulated Business
                           Unit

Item 2(d): To the knowledge of Ventures, none of Ventures, Technologies or Cinergy, or any of the individuals identified in this Schedule I has, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Item 2(e): To the knowledge of Ventures, none of Ventures, Technologies or Cinergy, or any of the individuals identified in this Schedule I has, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

Item 2(f): Each of the individuals identified in this Schedule I is a citizen of the United States of America.